QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

Consent of Independent Certified Public Accountants

Spherix Incorporated

We have issued our reports dated February 10, 2003 accompanying the consolidated financial statements of Spherix Incorporated appearing in the 2002 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2002 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Vienna, Virginia
May 20, 2003

10

QuickLinks

  EXHIBIT 23.2
Consent of Independent Certified Public Accountants